SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 5, 2003


                                  CONNECTIVCORP
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               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                    333-70663              606-1529524
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(State or Other Jurisdiction of    (Commission File         (I.R.S. Employer
        Incorporation)                  Number)            Identification No.)


                   160 Raritan Center Plaza, Edison, NJ 08837
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 750-5858



               750 Lexington Ave., 24th Floor, New York, NY 10022
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         (Former Name or Former Address, if Changed Since Last Report.)




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                     ITEM 1. CHANGE OF CONTROL OF REGISTRANT

On December 5, 2003, ConnectivCorp (the "Company"), a Delaware corporation, CTTV Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Majesco Acquisition"), and Majesco Sales Inc. ("Majesco"), a New Jersey corporation, consummated a merger (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of November 10, 2003, as amended, (the "Merger Agreement"), among the Company, Majesco Acquisition and Majesco. Pursuant to the Merger Agreement, Majesco Acquisition merged with and into Majesco and as a result, Majesco was the surviving corporation and became a wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, all of the Majesco shares of common stock outstanding immediately prior to the effective time of the Merger were exchanged, in the aggregate, for 15,325,000 shares of the Company's common stock and 925,000 shares of the Company's Series A Preferred Stock. The total number of issued and outstanding shares of the Company's common stock was approximately 38,178,392 immediately after giving effect to the Merger. The 925,000 shares of Series A Preferred Stock that were issued in the Merger are convertible into 65,675,000 shares of the Company's common stock at such time that the Company effectuates an amendment to its Certificate of Incorporation to increase its authorized common stock.

As a result of the Merger, the former stockholders of Majesco held, immediately after the Merger, approximately 40% of the issued and outstanding shares of the Company's common stock. After giving effect to the Merger, the former stockholders of Majesco own a number of shares of Series A Preferred Stock which, when voting together with their shares of common stock, represent 80% of the voting power of the stockholders.

Pursuant to the terms of the Merger Agreement, on December 5, 2003, David Goddard, Ivan Berkowitz and Elliot Goldman resigned from the Board and from any positions held as officers of the Company. Following the appointment of Morris Sutton (Chairman), Jesse Sutton and Joseph Sutton to serve on the Board, Robert
S. Ellin resigned from the Board and from any positions held as an officer of the Company. The three new members of the Board had also served as the members of the Majesco board of directors prior to the Merger. The following persons were appointed to serve as officers of the Company immediately after the effective time of the Merger: Jesse Sutton as Chief Executive Officer and President; Jan Chason as Chief Financial Officer; Joseph Sutton as Executive Vice President of Research and Development and Joseph Tuchinsky as General Counsel, Secretary and Senior Vice President of Business and Legal Affairs.

A copy of the press release of the Company with respect to the Merger, the Merger Agreement and the Amendment to Agreement and Plan of Merger, dated December 5, 2003 by and among the Company, Majesco Acquisition and Majesco are included herein as Exhibits 99.1, 2.1 and 2.2, respectively. The information contained in the Merger Agreement, as amended, and the press release is incorporated by reference herein and the foregoing description of the Merger Agreement, as amended, and the Merger is qualified in its entirety by reference to such exhibits.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

As a result of the Merger, the Company acquired all of the outstanding shares of Majesco capital stock. For accounting purposes, the acquisition was treated as an acquisition of the Company by Majesco with Majesco as the acquiror. The historical consolidated financial statements of Majesco prior to December 5, 2003 will be the Company's historical financial statements. The information contained in Item 1 above is incorporated herein by reference. The Company intends to continue the business and operations of Majesco as its sole ongoing operations of the Company. Majesco is a publisher, developer and distributor of interactive entertainment software and accessories for a variety of gaming platforms.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item
7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 22, 2003.

(b) Pro Forma Financial Information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 22, 2003.

(c) Exhibits.

2.1 Agreement and Plan of Merger, dated November 10, 2003, by and among the Company, Majesco Acquisition and Majesco.

2.2 Amendment to Agreement and Plan of Merger, dated December 5, 2003, by and among the Company, Majesco Acquisition and Majesco.

99.1     Press Release dated December 8, 2003.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                CONNECTIVCORP

Date: December 22, 2003         By: /s/ Jesse Sutton
                                    -----------------------------------------
                                    Name: Jesse Sutton
                                    Title: President and Chief Executive Officer



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                                  EXHIBIT INDEX


Exhibit No.   Description
-----------   -----------

2.1 Agreement and Plan of Merger, dated November 10, 2003, by and among the Company, Majesco Acquisition and Majesco.

2.2 Amendment to Agreement and Plan of Merger, dated December 5, 2003, by and among the Company, Majesco Acquisition and Majesco.

99.1          Press Release dated December 8, 2003.